As filed with the Securities and Exchange Commission on April 20, 1999

                        SECURTIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                           SECURITIES AND EXCHANGE ACT


Date of report (Date of earliest event reported)     February 4, 1999
                                                     ---------------------------


                                 Ziff-Davis Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


         1-19676                                          13-3987754
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(Commission File Number)                       (IRS Employer Identification No.)


One Park Avenue, New York, New York                                       10016
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (212) 503-3500
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              (Registrant's Telephone Number, Including Area Code)



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           Former Name or Former Address if Changed Since Last Report)






                             Exhibit Index on Page 5

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                          ITEM 2. ACQUISITION OF ASSETS

On February 4, 1999, Ziff-Davis Inc. ("Ziff-Davis") closed on its previously announced acquisition of ZDTV LLC ("ZDTV"). On February 5, 1999, Ziff-Davis announced that ZDTV had closed on its previously announced sale of a one-third interest in ZDTV to Vulcan Programming Inc. (the "Vulcan Sale"), an entity owned by Paul G. Allen, for $54,000,000.

ZDTV, which was launched in May 1998, is the first 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet. ZDTV targets a wide range of viewers, including computer and technology enthusiasts, computer gaming enthusiasts, business people, teens, families and other viewers with a sustained interest in computers, technology and the Internet. ZDTV's programming includes educational features, product evaluations, gaming tips and strategies, current events and other entertainment. ZDTV also features live interactive programming, allowing viewers to participate through simultaneous Web programming on ZDTV.com. ZDTV reached approximately 9.6 million homes at December 31, 1998 according to ZDTV estimates.

In addition, ZDTV creates customized programming for third parties, including the regional Emmy award-winning "The Site" with MSNBC and "21st Century Home" with Home & Garden Television.

ZDTV was previously owned by MAC Holdings (America), Inc. ("MHA"), an affiliate of Ziff-Davis. The parent of MHA has an investment interest in the majority stockholder of Ziff-Davis. Prior to the acquisition, Ziff-Davis provided management services to ZDTV pursuant to a licenses and service agreement with MHA. As part of the license and services agreement, Ziff-Davis was granted an option to purchase ZDTV at a price equal to MHA's investment in ZDTV plus 10% per annum for the period of investment. Ziff-Davis exercised such option and completed the acquisition for a purchase price of approximately $81,400,000 of which approximately $32,800,000 was paid in cash and the remainder was settled by applying approximately $48,600,000 in advances owed to Ziff-Davis by MHA. Ziff-Davis also agreed to be responsible for funding ZDTV's operations during the period in 1999 prior to the purchase. The acquisition will be accounted for under the purchase method of accounting. The cash portion of the purchase price was paid on February 5, 1999 utilizing a portion of the proceeds from the Vulcan Sale advanced to Ziff-Davis pursuant to the ZDTV cash management system. In connection with the acquisition, Ziff-Davis assumed the obligations under an option granted by MHA to a third party for the purchase of Class B Units in ZDTV for $15,000,000 subject to adjustment. An affiliate of Vulcan Programming owns approximately 3 million shares of the ZD series of Ziff-Davis Inc. common stock representing less than 3% of the currently outstanding common stock.




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


ITEM 7.  EXHIBITS

(a) Financial Statements of Business Acquired - Attached as Exhibit 99(a) are the ZDTV, LLC Financial Statements and Notes to Financial Statements as of and for the years ended December 31, 1997 and 1998 as well as an audit report from PricewaterhouseCoopers LLP.

(b) Pro Forma Financial Information - Attached as Exhibit 99(b) is the Ziff-Davis Inc. Unaudited Pro Forma Financial Information reflecting the acquisition of ZDTV, LLC.

(c) Exhibits - A list of Exhibits included as part of this report is set forth in Exhibit Index, which immediately precedes such exhibits and is incorporated herein by reference.




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


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                          Ziff-Davis Inc.



                                                   /s/ Timothy C. O'Brien
Dated:  April 20, 1999                      By:
                                                   -----------------------------
                                                   Timothy C. O'Brien
                                                   Chief Financial Officer




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


                                  EXHIBIT INDEX


Exhibit No.                          Description

(99)(a) ZDTV, LLC Financial Statements and Notes to Financial Statements as of and for the years ended December 31, 1997 and 1998.

(99)(b) Ziff-Davis Inc. Unaudited Pro Forma Financial Information reflecting the acquisition of ZDTV, LLC and the sale of a one-third interest in ZDTV, LLC to a third party.





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